EXHIBIT 99.4  -  Consent of Board of Directors


                                     CONSENT

        Reference is made to the Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (the "Registration Statement") of Pinoak ("Pinoak"), to be filed with the Securities and Exchange
Commission, and any amendments or supplements thereto.

        Pursuant to Rule 438 under the Securities Act of 1933, as amended, each of the undersigned persons consents to being named in the Registration Statement as a person about to become a director of Pinoak, Inc. upon the completion of the proposed merger between Pinoak, Inc. and Nutri Pharmaceutical Research, Inc.. This consent may be signed in counterparts. The undersigned further consent to the inclusion in the Registration Statement of biographical information about the undersigned and to the filing of this consent as an exhibit to the Registration Statement and any amendments thereto.

Dated:  August 4, 2003


                                              /s/ Godfrey Yew
                                              -------------------------
                                                  Godfrey Yew


                                              /s/ Kim Baker
                                              -------------------------
                                                  Kim Baker
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